Exhibit 99

NextEra Energy, Inc. Media Line: (561) 694-4442 July 29, 2016

FOR IMMEDIATE RELEASE

NextEra Energy reaches definitive agreement to acquire Energy Future Holdings’ interest in Oncor Electric Delivery Company

•	Compelling transaction provides financial strength for Oncor and its customers and certainty of value for Energy Future Holdings’ creditors

•	Transaction will extinguish all Energy Future Holdings and Energy Future Intermediate Holding Company debt that currently exists above Oncor

•	NextEra Energy’s proven track record of providing affordable, reliable electric service for customers complements Oncor’s operational strengths

•	NextEra Energy committed to retaining local management, Dallas headquarters and Oncor name

•	No involuntary workforce reductions at Oncor for at least two years after transaction close

•	Transaction expected to be meaningfully accretive to NextEra Energy earnings

JUNO BEACH, Fla., July 29, 2016 - NextEra Energy, Inc. (NYSE: NEE) today announced a definitive agreement under which a newly formed subsidiary of NextEra Energy will acquire 100 percent of the equity of reorganized Energy Future Holdings Corp. (“EFH”) and certain of its direct and indirect subsidiaries, including EFH’s approximately 80 percent indirect interest in Oncor Electric Delivery Company (“Oncor”), which implies a total enterprise value of approximately $18.4 billion. The definitive agreement will be filed publicly as part of the restructuring of EFH currently before the United States Bankruptcy Court for the District of Delaware. The definitive agreement is part of an overall plan of reorganization that is designed to allow EFH to emerge from Chapter 11 bankruptcy. Bankruptcy court approval of EFH entering into the definitive agreement is required for the agreement to be binding upon EFH and Energy Future Intermediate Holding Company LLC (“EFIH”). The parties will request that the bankruptcy court approve EFH’s entry into the agreement as soon as practicable.

“We are pleased to have reached a definitive agreement to acquire EFH’s 80 percent indirect interest in Oncor,” said Jim Robo, chairman and chief executive officer of NextEra Energy. “We are incredibly impressed by Oncor’s management team and its employees, and we are committed to retaining the Oncor name, its Dallas headquarters and local management. NextEra Energy shares Oncor’s strategy of making smart, long-term investments in transmission and distribution to continue to deliver affordable, reliable electric service to its customers. We look forward to working closely with Oncor’s leadership team and filing our joint application with the Public Utility Commission of Texas.

“We are proud to own and operate one of the most efficient, reliable and low-cost utilities in the nation, providing a value proposition for our customers that includes electric bills that are among the nation’s lowest, high reliability and award-winning customer service. We believe our deep operating expertise in Texas and across the nation, strong financial profile and experience operating in a regulated utility environment offer uniquely compelling advantages.”

A proven partner for Texas

Since 1999, NextEra Energy has had a significant and established presence in Texas, including Lone Star Transmission, LLC, a transmission service provider. NextEra Energy is a substantial contributor to the Texas economy, having invested more than $8 billion in transmission, power generation, gas pipelines and other operations in Texas. The company provides hundreds of good, well-paying jobs across the state and pays millions of dollars annually in payroll, property taxes and lease payments to local landowners.

Oncor: Locally led and locally managed

The transaction provides workforce stability and protections for Oncor employees.

•	NextEra Energy is committed to retaining local management, the Dallas headquarters and the Oncor name.

•	NextEra Energy commits to no involuntary reductions to Oncor’s workforce as a result of the transaction for at least two years after closing.

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NextEra Energy also commits that, for two years after closing, current Oncor employees will be provided no less favorable salaries or wage rates and substantially comparable incentive compensation opportunities and employee benefits.

•	NextEra Energy intends to honor all existing union contracts and commitments.

•	Upon completion of the transaction, together with Florida Power & Light Company (FPL) and NextEra Energy Resources, LLC, Oncor will become a principal business of NextEra Energy.

Benefits to Oncor and its customers

The transaction will improve Oncor’s financial strength and result in tangible benefits for its customers.

•	Oncor will be part of a family of companies that shares Oncor’s commitment to making the smart, long-term investments necessary to maintain and support affordable, reliable service.

•	The transaction will extinguish all EFH and EFIH debt that currently exists above Oncor.

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NextEra Energy has committed that it and its subsidiaries, other than Oncor, will not incur, guarantee or pledge assets in respect of any new debt that is solely or almost entirely dependent on the revenues of Oncor without first seeking approval from the Public Utility Commission of Texas.

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NextEra Energy’s balance sheet and credit rating are among the strongest in the industry. This financial strength should enable Oncor to continue to invest in smart, innovative technologies and execute on its five-year capital plan for the benefit of customers.

•	NextEra Energy expects that Oncor’s credit rating will be improved post-closing, generating savings for customers in terms of lower borrowing costs.

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NextEra Energy, which has been recognized as the top electric and gas utility in Fortune’s “Most Admired Companies” ranking 9 out of the last 10 years, will employ a traditional utility organizational structure. The transaction is a straightforward, traditional acquisition by a utility holding company.

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NextEra Energy’s utility, FPL, provides its customers with electric bills that are the lowest in Florida and 30 percent below the national average, as well as award-winning customer service. FPL recently received the top ranking for residential customer satisfaction among large electric providers in the southern U.S., according to the J.D. Power 2016 Electric Utility Residential Customer Satisfaction StudySM. FPL also is the most operationally efficient among all large utilities in America, the most reliable among Florida utilities and among the most reliable in the nation. This transaction will enable NextEra Energy and Oncor to share expertise and best practices.

Benefits to NextEra Energy investors

The transaction provides clear benefits for NextEra Energy investors.

•	NextEra Energy expects the transaction to be meaningfully accretive to earnings.

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NextEra Energy expects the accretion from this transaction to enable it to grow at or near the top end of its previously announced 6 percent to 8 percent per year adjusted earnings per share growth rate through 2018, off a 2014 base.

•	The transaction is consistent with NextEra Energy’s focus on investing in regulated and long-term contracted assets.

•	The transaction leverages many of NextEra Energy’s core competencies, including investing smartly to improve operations, creating long-term value for both customers and shareholders.

•	NextEra Energy remains committed to maintaining its strong balance sheet. It expects that its credit ratings and its subsidiaries’ credit ratings will be maintained post-closing.

Benefits to creditors

The transaction provides certainty of value for the creditors of the EFH bankruptcy estate.

•	NextEra Energy believes its deep operating experience, strong financial profile, traditional utility ownership model and meaningful Texas presence offer uniquely compelling advantages.

•	With creditor repayment composed primarily of cash, the transaction would deliver a high degree of certainty of value to the EFH bankruptcy estate.

Transaction details and approvals

As part of the transaction, NextEra Energy intends to fund $9.5 billion, primarily for the repayment of EFIH debt. Of that amount, it is expected that certain creditors will be paid primarily in cash with the remainder in NextEra Energy common stock. The number of shares issuable to such creditors and EFH creditors will be determined based on the estimated cash on hand at EFH at the closing of the transaction, the volume weighted average price of NextEra Energy common stock for a specified number of days leading up to the closing and other factors specified in the definitive agreement. NextEra Energy intends to use a combination of debt, convertible equity units, and proceeds from asset sales to fund cash being provided to creditors.

The transaction is not subject to any financing contingencies. NextEra Energy intends to repay in full the EFIH first lien debtor-in-possession (“DIP”) financing facility (currently approximately $5.4 billion principal amount) using cash financed by a non-EFH/Oncor NextEra Energy affiliate upon closing. As part of EFH’s plan of reorganization, the transaction would extinguish all EFH and EFIH debt that currently exists above Oncor.

EFH is not prohibited from soliciting proposals from third parties prior to bankruptcy court approval of EFH entering into the definitive agreement with NextEra Energy. At any time after bankruptcy court approval of EFH entering into the definitive agreement and prior to confirmation of the EFH plan of reorganization, if EFH terminates the definitive agreement because it chooses to proceed with a superior alternative transaction, EFH would be obligated to pay NextEra Energy a $275 million termination fee upon the closing of the alternative transaction.

The transaction is subject to bankruptcy court confirmation of EFH’s plan of reorganization, approval by the Public Utility Commission of Texas, the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, the Federal Energy Regulatory Commission and other customary conditions and approvals.

NextEra Energy expects the transaction, which has been approved by the boards of directors of both NextEra Energy and EFH, to be completed in the first quarter of 2017.

Advisors

Credit Suisse Securities (USA) LLC and Bank of America Merrill Lynch are serving as lead financial advisors to NextEra Energy. In addition, NextEra Energy’s other financial advisors include Deutsche Bank Securities, J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities. Chadbourne & Parke LLP is serving as lead legal counsel to NextEra Energy.

Analyst and Investor Webcast and Conference Call

NextEra Energy will host a conference call and webcast to discuss this announcement at 9 a.m. ET (8 a.m. CT) today. The listen-only webcast will be available on NextEra Energy’s website by accessing the following link: www.NextEraEnergy.com/investors. The presentation for the webcast may be downloaded at www.NextEraEnergy.com/investors, beginning at 8 a.m. ET (7 a.m. CT) on the day of the webcast. A replay will be available by accessing the same link as listed above.

NextEra Energy, Inc.

NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.5 billion and approximately 14,300 employees in 27 states and Canada as of year-end 2015, as well as approximately 45,000 megawatts of generating capacity, which includes megawatts associated with noncontrolling interests related to NextEra Energy Partners, LP (NYSE: NEP) as of April 2016. Headquartered in Juno Beach, Fla., NextEra Energy’s principal subsidiaries are Florida Power & Light Company, which serves more than 4.8 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world’s largest generator of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked No. 1 in the electric and gas utilities industry in Fortune’s 2016 list of “World's Most Admired Companies.” For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. NEE cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and EFH, including future financial or operating results of NEE or Oncor, NEE’s, EFH’s or Oncor’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or as of any other date in the future, of any consideration to be received in the merger in the form of stock or any other security, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that NEE, EFH or Oncor may be unable to obtain bankruptcy court and governmental and regulatory approvals required for the merger, or required bankruptcy court and governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger may not be satisfied; the expected timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger- related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities of NEE and in the financial results of NEE, EFH or Oncor or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of Oncor’s or NEE’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission. These risks, as well as other risks associated with the merger, will be more fully discussed in subsequent filings with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in NEE’s and Oncor’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and NEE does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

NextEra Energy Contacts

Robert L. Gould
Vice President, Chief Communications Officer

Debra Larsson
Manager, Financial and Sustainability Communication

Media Line: 561-694-4442